Exhibit 99.2



              Segment information for the years ended 2005 and 2004


                                                        2005             2004
Sales:
   Beauty & Home                               $     705,749    $     652,757
   Closures                                          386,431          355,991
   Pharma                                            297,827          299,207
   Other                                               1,363            1,973
                                               -------------    -------------
     Total Sales                               $   1,391,370    $   1,309,928

Less: Intersegment Sales:
   Beauty & Home                               $       7,383    $       8,660
   Closures                                            1,270            1,689
   Pharma                                              1,718            1,020
   Other                                                 990            1,951
                                               -------------    -------------
     Total Intersegment Sales                  $      11,361    $      13,320

Net Sales:
   Beauty & Home                               $     698,366    $     644,097
   Closures                                          385,161          354,302
   Pharma                                            296,109          298,187
   Other                                                 373               22
                                               -------------    -------------
     Total Net Sales                           $   1,380,009    $   1,296,608

Segment Income:
   Beauty & Home                               $      54,009    $      53,259
   Closures                                           42,392           31,331
   Pharma                                             76,004           78,601
   Corporate and Other                              (21,312)         (20,257)
                                               -------------    -------------
     Income before Interest and Taxes          $     151,093    $     142,934
Interest Expense, net                                (9,140)          (5,757)
                                               -------------    -------------
     Income before Income Taxes                $     141,953    $     137,177

Depreciation and Amortization:
   Beauty & Home                               $      56,398    $      51,526
   Closures                                           22,776           23,387
   Pharma                                             18,160           17,691
   Corporate and Other                                 1,908            1,889
                                               -------------    -------------
     Total Depreciation and Amortization       $      99,242    $      94,493

Total Assets:
   Beauty & Home                               $     790,147    $     710,552
   Closures                                          259,104          270,820
   Pharma                                            221,667          241,634
   Corporate and Other                                86,401          151,020
                                               -------------    -------------
     Total Assets                              $   1,357,319    $   1,374,026

Capital Expenditures:
   Beauty & Home                               $      59,365    $      59,823
   Closures                                           21,275           34,450
   Pharma                                             23,390           25,105
   Corporate and Other                                   398              367
                                               -------------    -------------
     Total Capital Expenditures                $     104,428    $     119,745